SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 1998

                          ORGANIC FOOD PRODUCTS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


 California                       333-22997                      94-3076294
 ----------                       ---------                      ----------
  (State of                   (Commission File                 (IRS employer
incorporation)                     Number)                   identification no.)



                           550 Monterey Road, Suite B
                             Morgan Hill, CA 95037
                     --------------------------------------
                     Address of Principal/Executive Offices



                                 (408)782-1133
                         ------------------------------
                        (Registrant's telephone number,
                              including area code)

Item 4. Changes in Registrant's Certifying Accountant
-----------------------------------------------------

On June 18, 1998 Organic Food Products, Inc. (the "Company") elected to terminate its relationship with Semple & Cooper, LLP, 2700 North Central Avenue, Phoenix, AZ 85004 ("Semple & Cooper"), as the Company's independent public accountants.

Semple & Cooper's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was approved by the Company's audit committee.

During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Semple & Cooper on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Semple & Cooper, would have caused Semple & Cooper to make a reference to the subject matter of this disagreement in connection with its report.

The Company is discussing with, and expects to engage the services of, a large public accounting firm within the next 10 days.

The Company has requested that Semple & Cooper, LLP review the disclosure in this Report and that the firm has been given the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter will be filed by amendment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 1998

                                          Organic Food Products, Inc.



                                          /s/  David J. O'Gorman
                                          --------------------------------------
                                          David J. O'Gorman
                                          Chief Financial Officer